Exhibit 99.1

[Logo of Greenwalt Sponsel & Co., Inc.]

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of Effox, Inc.:

We have audited the accompanying balance sheet of Effox, Inc. as of December 31, 2006, and the related statements of operations, changes in shareholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Effox, Inc. as of December 31, 2005, were audited by other auditors whose report dated March 1, 2006, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Effox, Inc. at December 31, 2006, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Greenwalt Sponsel & Co., Inc.

March 27, 2007

We Deliver Peace of Mind

5342 W. Vermont Street■Indianapolis, IN 46224■317.241.2999■Fax: 317.240.4485■www.gscocpa.com

Celebrating 60 Years of Serving Businesses and Our Community

EFFOX, INC.

Balance Sheets

December 31, 2006 and 2005

	2006	2005
ASSETS
Current Assets
Cash	$2,195,867	$1,000
Trade accounts receivable, net of allowance for doubtful accounts of $100,000 in 2006 and 2005	6,480,138	3,667,021
Retainage receivable, current	155,540	158,154
Other receivables	19,289	42,139
Inventory, net of reserves	2,172,055	1,949,226
Prepaid expenses	183,250	107,762

Total current assets	11,206,139	5,925,302

Property and Equipment
Office furniture and equipment	498,463	489,369
Machinery and equipment	463,878	462,258
Vehicles	30,448	14,333
Leasehold improvements	106,160	102,360

	1,098,949	1,068,320
Accumulated depreciation	(806,572)	(669,359)

Net property and equipment	292,377	398,961

Other Assets
Deferred financing costs, net	—	22,757
Deferred tax asset	—	682,000
Cash surrender of life insurance	301,528	284,485
Retainage receivable, long-term	444,050	312,666
Deposits	25,000	—

Total other assets	770,578	1,301,908

	$12,269,094	$7,626,171

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Line of credit	$3,595,000	$3,045,000
Current maturities of note payable	1,731,250	200,000
Current maturities of notes payable to shareholders	1,600,000	—
Current maturities of capital lease obligation	5,783	26,008
Trade accounts payable	4,080,390	2,692,826
Customer advances	2,314,124	885,077
Accrued expenses	2,716,628	2,296,828
Income tax payable	25,390	—

Total current liabilities	16,068,565	9,145,739

Long-Term Liabilities
Note payable, net of current maturities	—	1,731,250
Notes payable to shareholders, net of current maturities	—	1,600,000
Capital lease obligation, net of current maturities	—	9,595
Future health care obligation	1,761,115	2,004,680
Mandatorily redemable preferred stock	3,079,041	2,904,041
Deferred compensation liability	301,528	284,485

Total liabilities	5,141,684	8,534,051

Commitments (Note 7 & 8)
Shareholders’ Equity
Common stock
Class A shares, no par value; 3,075,000 authorized, 1,818,500 shares issued and outstanding
Class B shares, no par value; 400,000 authorized, 300,000 shares issued and outstanding	793,500	793,500
Accumulated deficit	(9,734,655)	(10,847,119)

Total shareholders’ equity	(8,941,155)	(10,053,619)

	$12,269,094	$7,626,171

See accompanying notes to financial statements.

2

EFFOX, INC.

Statements of Operations

For the Years Ended December 31, 2006 and 2005

	2006	2005
Net Sales	$28,639,549	$19,652,158
Cost of Goods Sold	21,100,336	16,099,003

Gross Profit	7,539,213	3,553,155
Gross Profit Percentage	26.3%	18.1%

Operating Expenses	4,888,471	3,378,261

Income From Operations Before Goodwill Impairment	2,650,742	174,894
Goodwill Impairment	—	1,878,793

Income (Loss) From Operations	2,650,742	(1,703,899)

Other Income (Expense)
Interest expense	(844,989)	(708,725)
Interest income	17,155	2,779
Loss on disposal of property	(3,054)	—

Total other income (expense)	(830,888)	(705,946)

Net Income (Loss) Before Taxes	1,819,854	(2,409,845)

Income Tax Expense
Current	25,390	—
Deferred	682,000	85,000

Total income tax expense	707,390	85,000

Net Income (Loss)	$1,112,464	$(2,494,845)

See accompanying notes to financial statements.

3

EFFOX, INC.

Statements of Changes in Shareholders’ Equity

For the Years Ended December 31, 2006 and 2005

	Common Stock	Preferred Stock	Accumulated Deficit	Total Shareholders’ Equity
Balances, January 1, 2005	$793,500	$2,729,041	$(8,352,274)	$(4,829,733)
Reclassification of mandatorily redeemable share of liabilities	—	(2,729,041)	—	(2,729,041)
Net Loss	—	—	(2,494,845)	(2,494,845)

Balances, December 31, 2005	793,500	—	(10,847,119)	(10,053,619)
Net Income	—	—	1,112,464	1,112,464

Balances, December 31, 2006	$793,500	$—	$(9,734,655)	$(8,941,155)

See accompanying notes to financial statements.

4

EFFOX, INC.

Statements of Cash Flows

For the Years Ended December 31, 2006 and 2005

INCREASE (DECREASE) IN CASH

	2006	2005
Cash Flows from Operating Activities
Net income (loss)	$1,112,464	$(2,494,845)
Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by (used in) operating activities:
Depreciation	146,451	146,545
Amortization	22,757	3,793
Goodwill impairment	—	1,878,793
Net postretirement benefit gain	(243,565)	(199,415)
Accrued interest on manditorily redeemable preferred shares	175,000	175,000
Deferred income taxes	682,000	85,000
Loss on disposal of property	3,053	—
Changes in certain assets and liabilities:
Accounts receivable	(2,919,037)	(1,901,857)
Inventory	(222,829)	72,812
Prepaid expenses	(75,488)	80,127
Other assets	(25,000)	(53,050)
Trade accounts payable	1,387,564	1,094,736
Customer advances	1,429,047	(180,191)
Accrued expenses and other liabilities	445,190	(189,804)

Net cash provided by (used in) operating activities	1,917,607	(1,482,356)

Cash Flows from Investing Activities
Purchases of property and equipment	(42,920)	(123,092)

Cash Flows from Financing Activities
Net borrowing on line of credit	550,000	1,585,000
Payments on capital lease obligation	(29,820)	(30,193)
Principal payments on note payable	(200,000)	(175,000)

Net cash provided by financing activities	320,180	1,379,807

Net Increase (Decrease) in Cash	2,194,867	(225,641)
Cash, Beginning of Year	1,000	226,641

Cash, End of Year	$2,195,867	$1,000

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$603,635	$451,525
Preferred stock dividends accrued but not paid	$175,000	$175,000

See accompanying notes to financial statements.

5

EFFOX, INC.

Notes to Financial Statements

December 31, 2006 and 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activities

Effox, Inc. (the Company) designs and manufactures flue gas dampers and expansion joints for use by power and process industries in the regulations of gas flows for companies world-wide.

Basis of Accounting

The accompanying financial statements were prepared on the accrual basis of accounting. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from the estimates.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2006 and 2005. The Company has maintained cash balances in excess of Federal Deposit Insurance Corporation limits at December 31, 2006, and from time to time during the year.

Trade Accounts Receivables and Credit Policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment generally in 30 days. Longer terms are extended to select customers.

Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest invoices.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances that exceed 60 days from invoice date and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.

Inventory

Inventory is valued using the lower of first-in, first-out (FIFO) cost, or market. Inventory consisted of the following at December 31:

	2006	2005
Raw materials	$1,098,712	$1,099,448
Work-in-progress	1,083,343	859,778
Reserves for obsolete inventory	(10,000)	(10,000)

Total inventory	$2,172,055	$1,949,226

6

EFFOX, INC.

Notes to Financial Statements

December 31, 2006 and 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Property and Equipment

Depreciation of property and equipment is computed based upon the estimated useful lives of the assets using the straight-line and accelerated methods. The estimated useful lives are as follows:

Office equipment and furniture	3 to 7 years
Machinery and equipment	5 to 7 years
Vehicles	5 years
Leasehold improvement	7 to 10 years

Expenditures for property and equipment and for improvements which extend the estimated economic life of the assets are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. When an asset is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the Company’s results of operations.

Goodwill

Goodwill represents the excess of the purchase price and related costs over the value assigned to net tangible and identifiable intangible assets of businesses acquired and accounted for under the purchase method. Under SFAS No. 142 (“SFAS 142”), Goodwill and Other Intangible Assets, goodwill is to be tested for impairment at least annually. The impairment review consists of a comparison of the fair value of the reporting unit to its carrying value. During 2005, the Company recorded an impairment loss of $1,878,793 as a result of its impairment review.

Customer Advances

In the normal course of business, the Company receives advances from customers. Consistent with the Company’s revenue recognition policy, advances are recorded as a liability until the related jobs are complete. At December 31, 2006 and 2005, customer advances totaled $2,314,124 and $885,077, respectively.

Revenue Recognition

The Company recognizes revenue on contracts when the job is substantially complete. Generally, this is when jobs are accepted and shipped. In certain circumstances under specific agreement with the customer, revenue may be recognized before shipment.

Advertising Costs

The Company incurred $1,241 and $12,300 in advertising expense for the years ended December 31, 2006 and 2005, respectively. These costs were expensed as incurred.

Stock Based Compensation

The Company has adopted the fair-value-based provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Accordingly, the estimated fair value of stock at the grant date is recognized as compensation cost over the service period.

Shipping and Handling Costs

The Company classifies shipping and handling costs as costs of sales. Amounts billed to customers for these costs are included as sales revenue.

7

EFFOX, INC.

Notes to Financial Statements

December 31, 2006 and 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Other Financial Instruments

The Company periodically issues standby letters of credit to replace contracted retainage receivables. Under these agreements, the Company collects the balance of the retainage receivable in exchange for a standby letter of credit providing the customer recourse for proper performance.

2.	RETAINAGE RECEIVABLE

The Company often enters into contracts that allow customers to retain a negotiated percentage of the gross contract. The time period of retention is negotiated in the contract. Retainage receivable at December 31 is as follows:

	2006	2005
Due within one year	$155,540	$158,154
Due after one year	444,050	312,666

Total	$599,590	$470,820

3.	LINE OF CREDIT

The Company has a line-of-credit agreement with a bank which expires January 2007. Maximum available credit on the agreement was $3,750,000 through January 2007. Interest is payable monthly and is charged on the outstanding balance at rates reflecting one-month LIBOR plus a margin of 4.75%. At December 31, 2006 and 2005, the effective interest rate was 10.07% and 9.14%, respectively. The line is secured by accounts receivable and inventory of the Company and is subject to the same debt covenants as the long-term debt described in Note 4. At December 31, 2006 and 2005, there was $3,595,000 and $3,045,000 outstanding against the line, respectively. As discussed in Note 16, all debt obligations with a bank were repaid subsequent to year end.

4.	NOTE PAYABLE

The Company has the following note payable as of December 31:

	2006	2005
Bank note payable due in monthly installments of interest only at one-month LIBOR plus 4.75% (a total of 10.11% at December 31, 2006) and principal payments of $200,000 due quarterly through January 2007, secured by substantially all assets of the Company	$1,731,250	$1,931,250
Less current maturities	(1,731,250)	(200,000)

Long-term	$—	$1,731,250

The agreements contain certain financial covenants including earnings before interest, taxes, depreciation and amortization requirements, and limitations on annual capital expenditures, borrowings, lease obligations, and payments to related parties. As discussed in Note 16, all debt obligations with the bank were repaid subsequent to year end.

8

EFFOX, INC.

Notes to Financial Statements

December 31, 2006 and 2005

5.	NOTES PAYABLE TO SHAREHOLDERS

The Company has unsecured notes payable with current and former shareholders due January 2007. The outstanding balance at December 31, 2006 and 2005 was $1,600,000. These notes are subordinate to bank debt and accrue interest at rates ranging from 9.0% to 10.5%. Interest expense recorded from the notes payable to shareholders was $153,000 for both years ended December 31, 2006 and 2005. Accrued interest due shareholders at December 31, 2006 and 2005 was $544,253 and $481,253, respectively, and is included in accrued expenses on the balance sheet.

6.	CAPITAL LEASE OBLIGATION

The Company leases computer software under a capital lease carrying an interest rate of 7.81% through June 2007. The cost of the software acquired under the capital lease was $102,416. Accumulated amortization of software leased was $54,636 and $32,238 at December 31, 2006 and 2005, respectively. Minimum future lease payments for the year ending December 31, 2007 total $7,047.

7.	OPERATING LEASES

The Company leases facilities and equipment under non-cancelable operating leases that expire at various dates through 2011. Total rent expense for these operating leases for the years ended December 31, 2006 and 2005 was $413,928 and $397,395, respectively.

Minimum future lease commitments under operating leases are as follow for the years ending December 31:

2007	$442,207
2008	447,148
2009	462,217
2010	485,496
2011	464,421

$2,301,489

8.	WARRANTY

In the normal course of business, the Company provides for estimated warranty claims on completed contracts at the time of revenue recognition based on management’s estimates of costs to be incurred. The changes in the Company’s product warranty liability are as follows:

	2006	2005
Liability, beginning of year	$295,700	$420,000
Expense for new warranties and changes in warranty estimates	272,900	(44,878)
Warranty claims paid	(193,000)	(79,422)

Liability, end of year	$375,600	$295,700

The liability is included in accrued expenses on the balance sheet.

9

EFFOX, INC.

Notes to Financial Statements

December 31, 2006 and 2005

9.	FUTURE HEALTH CARE OBLIGATION

In 1999, the Company agreed to provide family health care coverage to a former employee (who is age 58 as of December 31, 2006) until the individual reaches the age of 65. This obligation is not funded.

	2006	2005
Accumulated postretirement benefit obligations	$350,861	$351,831
Plan assets at fair value	—	—

Accumulated postretirement benefit obligation in excess of plan assets	350,861	351,831
Unrecognized net gain	1,410,254	1,652,849

Accrued postretirement benefit cost	$1,761,115	$2,004,680

Net periodic postretirement benefit cost for the years ended December 31, 2006 and 2005 includes the following components:

	2006	2005
Service costs	$—	$—
Interest costs	19,217	26,075
Amortization of unrecognized net gain	(207,582)	(225,491)

Net postretirement benefit gain	$(188,365)	$(199,416)

Actuarial assumptions:
Medical trend rate next year	14%	10%
Ultimate trend rate	14%	10%
Year ultimate trend rate is achieved	2013	2013
Discount rate used to value end of year accumulated postretirement benefit obligations	6.00%	5.75%
Discount rate used to value net periodic postretirement benefit cost	5.75%	6.00%
Effect of 1% increase in health care cost trend rate on:
Interest cost plus service cost	$287	$512
Accumulated postretirement obligation	$3,929	$4,458
Effect of 1% decrease in health care cost trend rate on:
Interest cost plus service cost	$(278)	$(499)
Accumulated postretirement obligation	$(3,834)	$(4,326)

It is reasonably possible that a change in this estimated obligation could occur during the covered period.

10

EFFOX, INC.

Notes to Financial Statements

December 31, 2006 and 2005

10.	EMPLOYEE BENEFITS

The Company has a defined contribution plan with a 401(k) feature for the benefit of employees who have attained certain eligibility requirements. Under the plan, the Company matches a portion of each employee’s voluntary contributions. For the years ended December 31, 2006 and 2005, contributions charged to expense totaled $93,114 and $83,152, respectively.

The Company has a non-qualified deferred compensation plan for key employees. The Company is the owner and beneficiary of term life insurance policies on key employees of which the cash surrender values fund the plan. At December 31, 2006 and 2005, the cash surrender values of these policies and corresponding liability related to the plan total $301,528 and $284,485, respectively.

11.	INCOME TAXES

Following is an analysis of the income tax provision related to continuing operations for the years ended December 31:

	2006	2005
Federal	$707,390	$—
State	—	—

	707,390	—
Deferred	—	85,000

	$707,390	$85,000

The following is an analysis of the Company’s total deferred tax assets, liabilities, and deferred tax asset valuation allowances at December 31:

	2006	2005
Deferred tax liabilities due to temporary differences	$—	$(18,000)
Deferred tax assets due to temporary differences	1,454,778	878,000
Deferred tax assets due to operations loss carry forwards	134,222	1,003,000
Less valuation allowance	(1,589,000)	(1,181,000)

Net deferred tax asset	$—	$682,000

For federal income tax purposes, approximately $1,300,000 of net operating loss carryforwards exist to offset future taxable income. These carryforwards begin to expire in 2020. The deferred tax asset has been impaired at December 31, 2006 to the extent future tax benefits are realizable from net operating loss carryforwards and temporary differences.

12.	PREFERRED STOCK

Effective January 1, 2005, the Company adopted SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This Statement requires that certain instruments that were previously classified as equity on the statement of financial position now be classified as liabilities.

The redeemable preferred shares provide that stock dividends accrue at a rate of 10% per annum, are cumulative, and will be paid if, and when, declared by the Board of Directors. Dividends accrued during both years ended December 31, 2006 and 2005 of $175,000 have been classified as interest expense in the accompanying financial statements.

11

EFFOX, INC.

Notes to Financial Statements

December 31, 2006 and 2005

12.	PREFERRED STOCK, CONTINUED

The shares may be redeemed at the option of the Company in whole or in part, at any time or from time to time. The redemption price is stated at $1,000 per share plus accrued and unpaid dividends. In addition, there was a mandatory redemption on April 23, 2006 equal to $1,000 per share plus accrued and unpaid dividends. However, in accordance with bank debt agreements, the redemption of preferred shares is subordinate to the line of credit and note payable to bank. In liquidation, the preferred shareholders have priority over the common shareholders. At December 31, 2006, there were 25,000 shares authorized with a stated value of $1,000 per share and 1,750 shares were issued and outstanding. The amount due to shareholders if the Company had redeemed the shares as of December 31, 2006 was $3,079,041.

13.	COMMON STOCK

Class A common stock shareholders are entitled to cast one vote for each share. Class B common stock shareholders have no voting rights. Class B shares are convertible to Class A shares based upon certain conditions as defined in the Amended Articles of Incorporation. With respect to dividends and in liquidation Class A and Class B shares are treated equally.

The Company has a restrictive stock grant plan for certain management employees. Under the plan, 159,250 Class A common shares are authorized for use. The Company has granted 159,250 shares which are fully vested at December 31, 2006 and 2005. The employees are not required to pay for the shares. The Company recognized $5,438 of compensation cost for the year ended December 31, 2005 related to these grants.

During 2005, the Company extended its debt obligations. In connection with this extension, the Company issued warrants to the bank. The warrants grant the bank the right to purchase stock as follows:

Shares Warranted
Class B Common	100,000
Class A Common	95,131
Special Series B Preferred	16,842

14.	RELATED PARTIES

The Company previously accrued management fees to Hammond, Kennedy, Whitney & Company, Inc. (HKW), based upon one percent of sales per an agreement. Shareholders of HKW own a significant portion of the issued and outstanding stock of the Company. HKW agreed to forego their management fees for the years ended December 31, 2006 and 2005. At December 31, 2006 and 2005, $983,200 was payable to HKW for these management fees. This liability is included in accrued expenses on the balance sheet.

The Company pays professional fees to an entity affiliated with HKW. Fees for both years ended December 31, 2006 and 2005 were $48,000, and are included as selling, general and administrative expenses.

The Company accrues director fees to three shareholders of HKW. No fees were paid or accrued for the years ended December 31, 2006 and 2005. At December 31, 2006 and 2005, $45,000 was payable to directors for these director fees and is included in accrued expenses on the balance sheet.

15.	SIGNIFICANT CUSTOMERS

During 2006, the Company had revenues from two customers that represented approximately 30.7% of the Company’s sales. Three customers accounted for 59.0% of accounts receivable at December 31, 2006. During 2005, the Company had revenues from three customers that represented approximately 36.4% of the Company’s sales. Five customers accounted for 50.0% of accounts receivable at December 31, 2005.

12

EFFOX, INC.

Notes to Financial Statements

December 31, 2006 and 2005

16.	SUBSEQUENT EVENTS

On February 28, 2007, the Company’s shareholders entered into an agreement to sell substantially all net operating assets of the Company for $7,500,000. Proceeds from the sale were reduced by escrowed amounts and a working capital adjustment. The asset purchase agreement provides for an earn out provision payable to the Company of up to $1,000,000 if the buyer meets certain operating results over the next three years. All amounts due to the bank at the date of the sale were paid. At the date of agreement, the Company entered into employment agreements with certain key members of management. Subsequent to the date of the sale, the operations of the Company were performed by the buyer.

13

FINANCIAL STATEMENTS

OF

EFFOX, INC.

FOR THE YEARS ENDED

DECEMBER 31, 2005 AND 2004

2090 FLORENCE AVENUE • SUITE 201

CINCINNATI, OHIO 45206

513/595-8800

EFFOX, INC.

Jackson, Rolfes, Spurgeon & Co. CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS ADVISORS
Mark A. Jackson • James P. Rolfes • Roger K. Spurgeon • Jeffrey R. Oehler • Dennis J. Tepe
2090 Florence Avenue • Suite 201 • Cincinnati, OH 45206-2448 Telephone (513) 595-8800 • Fax (513) 595-8806 • www.jrspca.com

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders

Effox, Inc.

We have audited the accompanying balance sheets of Effox, Inc. as of December 31, 2005 and 2004, and the related statements of operations, changes in shareholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Effox, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The conditions described in Note S to the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

March 1, 2006 (except for Notes S and T, as to which the date is June 1, 2006)

Members:

Schneider Downs Network of Accounting & Consulting Firms

The International Group of Accounting Firms

Private Companies Practice Section American Institute of Certified Public Accountants

EFFOX, INC.

BALANCE SHEETS

December 31,

	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,000	$226,641
Accounts receivable:
Trade, net of allowance for doubtful accounts of $100,000 in 2005 and 2004	3,667,021	1,997,920
Retainage receivable, due within one year	158,154	214,052
Other	42,139
Inventories	1,949,226	2,022,038
Prepaid expenses	107,762	187,889

TOTAL CURRENT ASSETS	5,925,302	4,648,540
PROPERTY AND EQUIPMENT, net
Office equipment and furniture	489,369	414,423
Machinery and equipment	462,258	424,382
Transportation equipment	14,333	14,333
Leasehold improvements	102,360	92,090

	1,068,320	945,228
Less accumulated depreciation	(669,359)	(522,814)

	398,961	422,414
OTHER ASSETS
Deferred financing costs, net	22,757	—
Deferred tax asset	682,000	767,000
Goodwill	—	1,878,793
Cash surrender value of life insurance policies	284,485	257,985
Long-term portion of retainage receivable	312,666	66,151

TOTAL OTHER ASSETS	1,301,908	2,969,929

TOTAL ASSETS	$7,626,171	$8,040,883

See accompanying notes to financial statements

	2005	2004
LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Revolving credit facility	$3,045,000	$1,460,000
Current maturities of long-term debt	200,000	175,000
Current maturities of long-term lease obligations	26,008	26,008
Accounts payable	2,692,826	1,598,090
Customer advances	885,077	1,065,268
Accrued expenses	2,296,828	2,460,332

TOTAL CURRENT LIABILITIES	9,145,739	6,784,698
LONG-TERM LIABILITIES
Long-term debt, less current maturities	3,331,250	3,531,250
Long-term lease obligations	9,595	39,788
Future health care obligation	2,004,680	2,256,895
Mandatory redeemable preferred stock	2,904,041	—
Other long-term liabilities	284,485	257,985

TOTAL LONG-TERM LIABILITIES	8,534,051	6,085,918
SHAREHOLDERS’ DEFICIT
Redeemable preferred stock, 25,000 shares authorized, Stated value $1,000; 10% cumulative dividend; 1,750 shares issued and outstanding	—	2,729,041
Common stock, 3,075,000 Class A shares authorized -no par value; 1,818,500 and 1,812,250 shares issued and outstanding, respectively; 400,000 Class B shares authorized - no par value; 300,000 shares issued and outstanding	793,500	793,500
Retained deficit	(10,847,119)	(8,352,274)

TOTAL SHAREHOLDERS’ DEFICIT	(10,053.619)	(4,829,733)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$7,626,171	$8,040,883

See accompanying notes to financial statements

EFFOX, INC.

STATEMENTS OF OPERATIONS

For the Years Ended December 31,

	2005	2004
NET SALES	$19,652,158	$14,010,298
COST OF SALES	16,099,003	11,236,883

GROSS PROFIT	3,553,155	2,773,415
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,378,261	3,095,254
GOODWILL IMPAIRMENT	1,878,793	—

OPERATING INCOME (LOSS)	(1,703,899)	(321,839)
INTEREST EXPENSE (net of interest income of $2,779 and $404 for 2005 and 2004, respectively)	705,946	399,912

LOSS BEFORE PROVISION FOR INCOME TAXES	(2,409,845)	(721,751)
PROVISION FOR INCOME TAXES	(85,000)	—

NET LOSS	$(2,494,845)	$(721,751)

See accompanying notes to financial statements

EFFOX, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

For the Years Ended December 31, 2005 and 2004

	Common Stock	Preferred Stock		Accumulated Deficit	Total Shareholders’ Deficit
Balance at January 1, 2004	$750,000		$2,554,041	$(7,455,523)	(4,151,482)
Common shares issued	43,500				43,500
Dividends			175,000	(175,000)
Net loss				(721,751)	(721,751)

Balance at December 31, 2004	793,500		2,729,041	(8,352,274)	(4,829,733)
Reclassification of mandatorily redeemable shares as liabilities			(2,729,041)		(2,729,041)
Net loss				(2,494,845)	(2,494,845)

Balance at December 31, 2005	$793,500	$		$(10,847,119)	(10,053,619)

See accompanying notes to financial statements

EFFOX, INC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31,

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,494,845)	$(721,751)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation expense	146,545	118,050
Amortization expense	3,793	28,454
Goodwill impairment	1,878,793	—
Net postretirement benefit gain	(199,415)	(193,514)
Stock-based compensation expense	—	43,500
Accrued interest on mandatorily redeemable preferred shares	175,000	—
Deferred income taxes	85,000	—
(Gain) loss on disposal of property	—	8,233
(Increase) decrease in:
Accounts receivable	(1,901,857)	2,229,878
Inventories	72,812	1,225,560
Prepaid expenses	80,127	(152,961)
Other assets	(53,050)	(25,376)
Increase (decrease) in:
Accounts payable - trade	1,094,736	(455,665)
Customer advances	(180,191)	(1,036,557)
Accrued expenses and other liabilities	(189,804)	(350,522)

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	(1,482,356)	717,329
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(123,092)	(56,797)

NET CASH USED BY INVESTING ACTIVITIES	(123,092)	(56,797)
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowing (repayment) of revolving credit facility	1,585,000	(10,000)
Payments on capital lease obligations	(30,193)	(36,620)
Principal payments on long-term debt	(175,000)	(406,341)

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	$1,379,807	$(452,961)

See accompanying notes to financial statements

EFFOX, INC.

STATEMENTS OF CASH FLOWS (continued)

For the Years Ended December 31,

	2005	2004
NET (DECREASE) INCREASE IN CASH	$(225,641)	$207,571
CASH AND CASH EQUIVALENTS - beginning of year	226,641	19,070

CASH AND CASH EQUIVALENTS - end of year	$1,000	$226,641

SUPPLEMENTAL DISCLOSURES
Cash paid during the year for interest	$451,525	$328,469

Preferred stock dividends accrued but not paid	$175,000	$175,000

NONCASH INVESTING AND FINANCING ACTIVITIES
Capital lease of office equipment and furniture	$—	$102,416

See accompanying notes to financial statements

EFFOX, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE A – NATURE OF BUSINESS

The primary business of Effox, Inc., the Company, is the design and manufacture of flue gas dampers and expansion joints, for use by power and process industries in the regulations of gas flows, for companies worldwide.

The Company, an Ohio corporation, commenced operations in October 1980. Effective April 24, 1999, the Company was recapitalized through the sale of all of the outstanding shares of the Company to another entity.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash and/or cash equivalents.

The Company maintains its cash balances in one bank. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2005 and 2004, there were approximately $84,000 and $220,000 of uninsured deposits, respectively.

Accounts Receivable

The Company grants credit to customers in the ordinary course of business without requiring collateral. Accounts receivable are stated at their contractual outstanding balances, net of any allowance for doubtful accounts. A receivable is considered past due if any portion of an account has not been paid in full within the contractual terms of the account. The Company does not record interest on past due receivables, nor does it hold any receivables for sale. The Company begins to assess its ability to collect a receivable once it is over 90 days past due, and it provides for an adequate allowance for doubtful accounts based on the collection history, financial stability and recent payment history of the customer, and other pertinent factors.

EFFOX, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories

Inventories consist of raw materials and work-in-process. Raw materials are stated at the lower of cost, on the first-in-first-out (FIFO) basis, or market. Work-in-process inventories are stated at the lower of cost or market.

Property and Equipment

Property and equipment are carried at cost. Expenditures for additions and improvements are capitalized while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are expensed as incurred.

The Company provides for depreciation and amortization using accelerated and straight-line methods over the estimated useful lives of the assets.

Goodwill

Goodwill is not being amortized, but is tested annually for impairment in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” (see Note F).

Income Taxes

Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the impact of temporary timing differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for income tax purposes. Deferred tax assets are recognized only if the realization of the tax benefit is more likely than not.

Revenue Recognition

The Company recognizes revenue on contracts when the job is substantially complete. Generally, this is when jobs are accepted and shipped. In certain circumstances (e.g., upon customer request), revenue may be recognized before shipment.

EFFOX, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred Financing Costs

Costs incurred in connection with permanent bank financing are classified as deferred financing costs and amortized on a straight-line basis over the respective lives of the agreements.

Advertising Costs

Advertising, including trade shows, is expensed when incurred. Advertising expense was $12,300 and $20,416 for the years ended December 31, 2005 and 2004, respectively.

Stock Based Compensation

The Company has adopted the fair-value-based provisions of SFAS No. 123 “Accounting for Stock-Based Compensation”. Accordingly, the estimated fair value of stock at the grant date is recognized as compensation cost over the service period.

Shipping and Handling Costs

The Company classifies shipping and handling costs as costs of sales. Amounts billed to customers for these costs are included as sales revenue.

Other Financial Instruments

The Company periodically issues standby letters of credit to replace contracted retainage receivables. Under these agreements, the Company collects the balance of the retainage receivable in exchange for a standby letter of credit providing the customer recourse for proper performance.

Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EFFOX, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE C – RETAINAGE RECEIVABLE

The Company often enters into contracts that allow customers to retain a negotiated percentage of the gross contract. The time period of retention is negotiated in the contract.

Retainage due within one year is included in accounts receivable. Retainage due by contract terms is as follows:

	2005	2004
Due within one year	$158,154	$214,052
Due after one year	312,666	66,151

Total	$470,820	$280,203

NOTE D – INVENTORIES

Inventories consist of the following:

	2005	2004
Raw materials	$1,089,448	$1,094,790
Work-in-process	859,778	927,248

Total	$1,949,226	$2,022,038

NOTE E – PROPERTY AND EQUIPMENT

Major classifications of property and equipment and their respective useful lives are as follows:

Useful Lives
Office equipment and furniture	3-7 years
Machinery and equipment	5-7 years
Transportation equipment	5 years
Leashold improvements	7-10 years

EFFOX, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE F – INTANGIBLE ASSETS

During 2005, the Company renegotiated certain terms of their debt agreements with Bank of America and incurred deferred financing costs which are being amortized over fourteen months. Accumulated amortization was $254,755 and $250,962, respectively at December 31, 2005 and 2004.

Amortization expense for deferred financing costs for the years ended December 31, 2005 and 2004 was $3,793 and $28,454, respectively.

Goodwill represents the excess of the purchase price and related costs over the value assigned to net tangible and identifiable intangible assets of businesses acquired and accounted for under the purchase method. Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets (“SFAS 142”) requires that management test at least annually for possible goodwill impairment. The Company uses a discounted cash flow analysis that requires that certain assumptions and estimates be made regarding industry economic factors and future profitability. While economic and market conditions in the power and process industries have improved, they have not improved at the rate management had anticipated. As a result, the 2005 impairment analysis indicated that the goodwill balance was impaired. Accordingly, the Company recorded an impairment charge of $1,878,793, which is included as a separate line item on the statement of operations.

NOTE G – DEBT

Debt obligations consist of the following:

	2005	2004
Bank of America - revolving credit facility, payable on demand with interest at the one-month LIBOR, plus 4.75% (9.14% at December 31, 2005) payable monthly; Availability is $5,000,000 through April 2006, $4,500,000 from May 2006 through July 2006, and $3,750,000 from August 2006 through agreement expiration (January 15, 2007). Availability is also based upon accounts receivable and inventory levels.	$3,045,000	$1,460,000

EFFOX, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE G – DEBT (continued)

	2005	2004
Bank of America - $3,650,000 term note; principal payable quarterly with annual escalating principal payments and a ballon payment payable January 15, 2007; plus interest payable monthly at the one-month LIBOR, plus 4.75% (9.14% at December 31, 2005).	1,931,250	2,106,250
Shareholders - $1,000,000 subordinated debentures originally due April 23, 2003, subsequently extended to January 23, 2007 ($870,000 due to a former shareholder); interest payable monthly at a rate of 9%, subject to certain restrictions under the loan agreements with Bank of America.	1,000,000	1,000,000
Shareholders - $600,000 subordinated debentures due January 23, 2007; interest accruing annually at a rate of 10.5%, payment of interest has been suspended until January 23, 2007 under the loan agreements with Bank of America.	600,000	600,000

Total debt	6,576,250	5,166,250
Less debt maturing within one year	3,245,000	1,635,000

	$3,331,250	$3,531,250

Interest expense recorded for the shareholder loans was $153,000 for the years ended December 31, 2005 and 2004, respectively. Accrued interest due to shareholders at December 31, 2005 and 2004 was $481,000 and $418,000, respectively.

EFFOX, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE G – DEBT (continued)

The Bank of America facilities are secured by a general assignment of all property owned by the Company. The agreements contain certain financial covenants including earnings before interest, taxes, depreciation and amortization requirements, and limitations on annual capital expenditures, borrowings, lease obligations, and payments to related parties. All covenants were either met or waived.

Principal payments due on debt obligations for each year subsequent to December 31, 2005, are as follows:

Year ending	Amount
December 31, 2006	$3,245,000
December 31, 2007	3,331,250

NOTE H – CUSTOMER ADVANCES

In the normal course of business, the Company receives advances from customers. Consistent with the Company’s revenue recognition policy, advances are recorded as a liability until the related jobs are complete. At December 31, 2005 and 2004, customer advances totaled $885,077 and $1,065,268, respectively.

NOTE I – DEFINED CONTRIBUTION PLANS

The Company has a defined contribution plan with a 401(k) feature for the benefit of employees who have attained certain eligibility requirements. Under the plan, the Company matches a portion of each employee’s voluntary contributions. For the years ended December 31, 2005 and 2004, contributions charged to expense totaled $83,152 and $67,822, respectively.

NOTE J – FUTURE HEALTH CARE OBLIGATION

In 1999, the Company agreed to provide family health care coverage to a former employee (who is age 57 as of December 31, 2005) until the individual reaches the age of 65. This obligation is not funded.

EFFOX, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE J – FUTURE HEALTH CARE OBLIGATION (continued)

	2005	2004
Accumulated postretirement benefit obligations	$351,831	$459,038
Plan assets at fair value	—	—

Accumulated postretirement benefit obligation in excess of plan assets	351,831	459,038
Unrecognized net gain	1,652,849	1,797,857

Accrued postretirement benefit cost	$2,004,680	$2,256,895

Net periodic postretirement benefit cost for the years ended December 31, 2005 and 2004 includes the following components:

	2005	2004
Service cost	$—	$—
Interest cost	26,075	32,251
Amortization of unrecognized net gain	(225,491)	(225,765)

Net postretirement benefit cost (gain)	$(199,416)	$(193,514)

Actuarial assumption
Medical trend rate next year	10%	20%
Ultimate trend rate	10%	20%
Year ultimate trend rate is achieved	2013	2013
Discount rate used to value end of year accumulated postretirement benefit obligations	5.8%	6.0%
Discount rate used to value net periodic postretirement benefit cost	6.00%	6.25%

EFFOX, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE J – FUTURE HEALTH CARE OBLIGATION (continued)

	2005	2004
Effect of a 1% increase in health care cost trend rate on:
Interest cost plus service cost	$512	$488
Accumulated postretirement benefit obligation	$4,458	$8,396
Effect of a 1% decrease in health care cost trend rate on:
Interest cost plus service cost	$(499)	$(471)
Accumulated postretirement benefit obligation	$(4,326)	$(8,105)

It is reasonably possible that a change in this estimated obligation could occur during the covered period.

NOTE K – PROVISION FOR INCOME TAXES

The Company’s total deferred tax assets, liabilities, and deferred tax asset valuation allowances at December 31, 2005 and 2004 were as follows:

	2005	2004
Deferred tax liabilities due to temporary differences	$(18,000)	$(16,000)
Deferred tax assets due to temporary differences	878,000	1,037,000
Deferred tax assets due to operating loss carryforwards	1,003,000	783,000
Less valuation allowance	(1,181,000)	(1,037,000)

Net deferred tax asset	$682,000	$767,000

Deferred tax assets have been recorded for net operating loss carryforwards and differences between the timing of deductions between book and tax for bad debts, self-insured insurance expense, warranty expense, revenue recognition, and deductions for postretirement health care. Deferred tax liabilities have been recorded for differences between book and tax depreciation.

EFFOX, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE K – PROVISION FOR INCOME TAXES (continued)

For federal income tax purposes, approximately $2,900,000 of net operating loss carryforwards exist to offset future taxable income. These carryforwards begin to expire in 2020.

During the year ended December 31, 2004 there was a change in judgment about future realization of a $767,000 deferred tax asset that existed at the date the company was recapitalized and goodwill was recorded. Accordingly, the change in the valuation allowance during 2004 resulted in an equal reduction to previously recorded goodwill.

The income tax provision is different from the expected tax provision computed by multiplying income before income taxes by the statutory rates. The reasons for this difference are as follows:

	2005	2004
Expected tax benefit (expense) at statutory rates	$820,000	$228,000
Permanent difference due to treatment of preferred stock dividend as interest expense	(60,000)	—
Permanent difference due to impairment of goodwill	(644,000)	—
Adjustment to prior years deferred tax assets and liabilities	(57,000)	—
Adjustment for change in valuation allowance due to judgment about the realization of deferred tax assets in future years.	(144,000)	(228,000)

Deferred income tax expense	$(85,000)	$—

EFFOX, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE L – PREFERRED STOCK

Effective January 1, 2005, the Company adopted Statement of Financial Accounting Standards No. 150 – Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This statement requires that certain instruments that were previously classified as equity on the statement of financial position now be classified as liabilities. As a result of adopting the Statement, liabilities increased $2,904,041, reflecting the reclassification of the Company’s redeemable preferred stock. The redeemable preferred shares provide that stock dividends accrue at a rate of 10% per annum, are cumulative, and will be paid if, and when declared by the Board of Directors. Dividends accrued during the year ended December 31, 2005 of $175,000 have been classified as interest expense in the accompanying financial statements.

The shares may be redeemed at the option of the corporation in whole or in part, at any time or from time to time. The redemption price is stated at $1,000 plus accrued and unpaid dividends. In addition, there is a mandatory redemption on April 23, 2006 equal to $1,000 per share plus accrued and unpaid dividends. However, in accordance with the debt agreements with Bank of America, the preferred shares cannot be redeemed until the Bank of America debt has been repaid. In liquidation, the preferred shareholders have priority over the common shareholders. At December 31, 2005, there were 25,000 shares authorized with a stated value of $1,000 and 1,750 shares were issued and outstanding. The amount due shareholders if the Company had redeemed the shares as of December 31, 2005 was $2,904,041.

NOTE M – COMMON STOCK

Class A common stock shareholders are entitled to cast one vote for each share. Class B common stock shareholders have no voting rights. Class B shares are convertible to Class A shares based upon certain conditions as defined in the Amended Articles of Incorporation. With respect to dividends and in liquidation Class A and Class B shares are treated equally.

The Company has a restrictive stock grant plan for certain management employees. Under the plan 159,250 Class A common shares are authorized for use. The Company has granted 159,250 shares, of which 159,250 and 153,000 were vested at December 31, 2005 and 2004, respectively. The employees are not required to pay for the shares. The Company recognized $5,438 of compensation cost for the year ended December 31, 2005 related to these grants.

EFFOX, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE M – COMMON STOCK (continued)

The weighted average grant-date fair value of non-vested shares were as follows:

	Non-vested Shares at January 1, 2005	Shares Vested during 2005	Non-vested shares at December 31, 2005
Number of shares	6,250	6,250	—
Weighted average grant-date fair value	$5,438	$5,438	$—

During 2005, the Company extended its debt obligations, discussed in Note G, with Bank of America. In connection with this extension, the Company issued warrants to the Bank. The warrants grant the Bank the right to purchase stock as follows:

Shares Warranted
Class B Common	100,000
Class A Common	95,131
Special Series B Preferred	16,842

The warrants have an exercise price of $0.01 and become exercisable on various dates between November 2005 and October 2006, as defined in the amended credit agreement between the Company and Bank of America. The warrants expire on the earlier of December 31, 2006 or the date on which the Company’s obligations with Bank of America are settled.

EFFOX, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE N – COMMITMENTS AND CONTIGENCIES

The Company leases offices, facilities and equipment under operating leases. Minimum annual lease payments under non-cancelable leases are as follows:

Year ending	Amount
December 31, 2006	$363,050
December 31, 2007	10,273
December 31, 2008	5,052
December 31,2009	421
December 31, 2010	—

Rent expense for the years ended December 31, 2005 and 2004 totaled $397,395 and $392,208, respectively.

The Company has outstanding a standby letter of credit of $60,250 at December 31, 2005 and 2004, respectively. The standby letter of credit expires in conjunction with the expiration date of the Bank of America revolving credit facility. It is expected the standby letter of credit will expire without being exercised by the beneficiaries.

NOTE O: CAPITAL LEASES

The Company leases computer software under a capital lease. The present value of the minimum lease payments was capitalized and included under the caption “property under capital lease” on the balance sheets. Amortization is included with depreciation expense as reflected on the statements of cash flows. Cost and accumulated amortization on these leases are as follows:

	2005	2004
Cost	$102,416	$102,416
Less accumulated amortization	(32,238)	(9,241)

	$70,178	$93,175

EFFOX, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE O: CAPITAL LEASES (continued)

The following is a schedule of future minimum lease payments under the capital leases together with the present value of the net minimum lease payments as of December 31, 2005:

2006	$28,188
2007	9,753
2008	—

37,941
Less amount representing interest	(2,338)

Present value of minimum lease payments	35,603
Less current maturities	(26,008)

$9,595

NOTE P – CONCENTRATION OF CREDIT RISK

Three customers accounted for approximately 36.4% and 31.9% of sales for the years ended December 31, 2005 and 2004, respectively. Five customers accounted for 50% of accounts receivable as of December 31, 2005 and five customers accounted for 63% of accounts receivable as of December 31, 2004.

NOTE Q – RELATED PARTIES

The Company previously accrued management fees to Hammond, Kennedy, Whitney & Company, Inc. (“HKW”), based upon one percent of sales per an agreement. Shareholders of HKW own a significant portion of the issued and outstanding stock of the Company. HKW agreed to forego their management fees for the years ended December 31, 2005 and 2004. At December 31, 2005 and 2004, $983,200 was payable to HKW for these management fees.

The Company pays professional fees to an entity affiliated with HKW. Fees for the year ended December 31, 2005 and 2004 totaled $48,000, and are included as selling, general and administrative expenses.

The Company accrues director fees to three shareholders of HKW. No fees were paid or accrued for the years ended December 31, 2005 and 2004. At December 31, 2005 and 2004, $45,000 was payable to directors for these director fees.

EFFOX, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE R – WARRANTY

In the normal course of business, the Company provides for estimated warranty claims on completed contracts at the time of revenue recognition based on management’s estimates of costs to be incurred.

The changes in the Company’s product warranty liability are as follows:

	2005	2004
Liability, beginning of year	$420,000	$691,000
Expense for new warranties and changes in warranty estimates	(44,878)	228,000
Warranty claims paid	(79,422)	(499,000)

Liability, end of year	$295,700	$420,000

NOTE S – GOING CONCERN (As of June 1, 2006)

As shown in the accompanying financial statements, the Company incurred a net loss, excluding goodwill impairment charges, of $616,052 and $721,751 during the years ended December 31, 2005 and 2004, respectively, and has a retained deficit of $10,847,119 at December 31, 2005. In addition, a deficit in working capital of $3,220,437 existed at December 31, 2005. As discussed in Note T, the Company successfully refinanced its debt obligations as an attempt to alleviate the working capital deficiency. However, the agreements with the financial institution includes terms that may restrict the Company from using availability under the agreed upon borrowing base formula. These factors create uncertainty about the Company’s ability to continue as a going concern. Management has implemented changes to its processes that it believes will enhance margins and profitability, and believes its backlog indicates revenues could increase by as much as 40% in 2006. The ability of the Company to continue as a going concern is dependent on whether the Company is able to sufficiently manage its working capital to perform operations through a period of significant growth and to realize improvements in margin and profitability.

EFFOX, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE T – SUBSEQUENT EVENTS (As of June 1, 2006)

Effective May 17, 2006, the Company entered into an agreement amending its credit facilities with Bank of America, which waives certain covenant violations for the first quarter of 2006, extends the maturity date of the facilities to January 2007, and requires the Company hire an investment banking firm to market the sale of the Company’s assets or stock on terms that are intended to include sufficient proceeds to permit the repayment in full of all obligations of the Company under the Bank of America credit facilities. Fees associated with the amendment amount to $250,000, of which $50,000 was paid on the effective date and the remainder is due upon sale of the Company or maturity of the agreements, whichever is sooner.

Pursuant to the amendment, the Company engaged an investment-banking firm in May 2006. Terms of the engagement require a non-refundable fee of $150,000, of which $60,000 is payable upon signing, $50,000 one month after signing, and $10,000 per month for four months thereafter.